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CONSENT OF INDEPENDENT ACCOUNTANTS

HealthAxis Inc.
East Norriton, PA

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement Amendment No. 1 on Form S-4 (Registration No. 333-30256) of our report dated March 16, 2000, relating to the consolidated financial statements of HealthAxis Inc. and Subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP
--------------------------
BDO SEIDMAN, LLP


Philadelphia, PA
April 20, 2000